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                                                                    Exhibit 10.4



                     AMENDMENT NO. 1 TO LICENSING AGREEMENT

            This Amendment No. 1 to Licensing Agreement (this "Amendment"), dated as of September 29, 1997, is entered into by and between the Dana-Farber Cancer Institute, Inc., a Massachusetts non-profit corporation ("DFCI"), and Corixa Corporation, a Delaware corporation ("Corixa").

                                    RECITALS

A. DFCI and Corixa are parties to that certain Licensing Agreement, dated as of January 1, 1995 (the "License Agreement"), pursuant to which DFCI has granted to Corixa certain rights under the Patent Rights and Technical Information.

B. DFCI and Corixa desire to amend the License Agreement to incorporate terms and conditions governing confidential information.

NOW THEREFORE, the parties hereto agree to amend the License Agreement as follows:

                                    AMENDMENT

1.          DEFINITIONS

            Except as otherwise defined herein, capitalized terms used in this Amendment shall have the meanings designated in the License Agreement.

2.          CONFIDENTIALITY

            A new Article XXI shall be inserted following Article XX, to read as follows:

                                   ARTICLE XXI

            In connection with the parties' performance under this Agreement, it may be desirable or necessary for Corixa, its Affiliates or Sublicensee to disclose certain confidential or proprietary information ("Confidential Information") of any of the foregoing to DFCI. In the event of receipt of Confidential Information clearly designated as such by Corixa, its Affiliates or its Sublicensees, DFCI agrees to preserve such information as confidential and not to disclose it to third parties or to use it other than for its intended purposes hereunder for a period of [***] years after receipt. The foregoing obligations shall not apply to any information that:

            (a) is now in the public domain or becomes generally available to the public through no fault of DFCI;

            (b) is already known to, or in the possession of DFCI as can be demonstrated by


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documentary evidence;


            (c) is disclosed to DFCI on a nonconfidential basis by a third party who does not impose any obligation of confidentiality on DFCI;

            (d) is independently developed by DFCI as can be demonstrated by documentary evidence; or

            (e) as required by applicable law, regulation or judicial process, provided that DFCI shall give Corixa (i) prior written notice thereof, (ii) adequate opportunity to object to any such disclosure or to request confidential treatment thereof, and (iii) shall take all steps reasonably possible to minimize the disclosure to that level mandated by law.

3.          FULL FORCE AND EFFECT

            Except as amended hereby, the License Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                       DANA-FARBER CANCER INSTITUTE, INC.



                                       By:  /s/ Bernard W. Janicki
                                           -------------------------------------
                                       Its: Director for Research
                                           -------------------------------------


                                       CORIXA CORPORATION


                                       /s/ Mark McDade
                                           -------------------------------------
                                       Mark McDade, Chief Operating Officer



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